-----------------------------------------------------------------------------
                      IMPORTANT NOTICE: PLEASE COMPLETE THE
            ENCLOSED PROXY BALLOT AND RETURN IT AS SOON AS POSSIBLE.
-----------------------------------------------------------------------------

                              The Lake Forest Funds
                          Lake Forest Core Equity Fund
                         8720 Georgia Avenue, Suite 808
                          Silver Spring, Maryland 20910

                               September 30, 2004

Dear Valued Shareholder:

Enclosed is a Notice of Special Meeting of Shareholders (the "Special Meeting"). The Special Meeting has been scheduled for 2:00 p.m. (Eastern Time) on October 29, 2004 at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910. The accompanying Combined Proxy Statement/Prospectus describes the proposal being presented for your consideration. Shareholders of the Lake Forest Core Equity Fund ("Lake Forest Core Equity"), a series of The Lake Forest Funds (the "Lake Forest Fund"), are being asked to approve the reorganization of the Lake Forest Fund into the Profit Fund (the "Profit Fund"), a series of Profit Funds Investment Trust (the "Profit Trust"), another registered investment company (the "Reorganization").

The Board of Trustees of the Lake Forest Fund (the "Board") has unanimously approved the Reorganization and believes that the Reorganization is in the best interests of the Lake Forest Fund's shareholders. Under the Reorganization, Lake Forest Core Equity shareholders will exchange their Lake Forest Core Equity shares for an equal value of shares of the Profit Fund, and the Lake Forest Core Equity will cease operations. Enclosed is further information about the Reorganization including a Combined Proxy Statement/Prospectus and a proxy card.

Important information about the Reorganization:

     o The Lake Forest Core Equity and the Profit Fund pursue similar investment objectives.

     o Shareholder interests will not be diluted as a result of the tax-free Reorganization.

The Board believes that the Reorganization is in the best interests of shareholders and recommends that you read the enclosed materials carefully and then vote FOR the proposal.

Please complete the enclosed proxy card and return it in the postage paid envelope provided.

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS CONCERNING THE COMBINED PROXY STATEMENT/PROSPECTUS OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT THE LAKE FOREST FUNDS at 1-888-335-6629.

                                             Very truly yours,


                                             /s/ Eugene A. Profit

                                             Eugene A. Profit
                                             President
                                             The Lake Forest Funds

                               QUESTIONS & ANSWERS

Q. Why is the Lake Forest Core Equity Fund ("Lake Forest Fund") merging into the Profit Fund (the "Profit Fund")?

A. The merger of the two funds into a single fund is intended to permit shareholders of both funds to enjoy the benefits associated with investing in a bigger fund. For example, with a larger fund, the fund's portfolio managers have greater flexibility to manage and diversify the fund's portfolio, with less concern that unexpected redemption requests will disrupt the fund's investment strategy.

Q.       How will this affect me as a shareholder of the Lake Forest Fund?

A. As a result of the merger, you will become a shareholder of the Profit Fund. The merger is designed to be a federal income tax-free event for both the Lake Forest Fund and you as a Lake Forest Fund shareholder. Finally, the value of the Profit Fund shares you receive in the merger will be identical to the value of your Lake Forest Fund shares the day of the merger.

Q.       Who gets to vote?

A. Shareholders of the Lake Forest Fund who own shares as of September 30, 2004 will be entitled to vote on the proposed reorganization.

Q. How does the Lake Forest Fund's Board of Trustees recommend that I vote my shares?

A. The Lake Forest Fund's Trustees unanimously recommend that you vote "FOR" the proposed reorganization. Please vote and return ALL the proxy ballot cards you receive.

         IF A BALLOT IS NOT MARKED TO INDICATE VOTING INSTRUCTIONS BUT IS SIGNED, DATED AND RETURNED, IT WILL BE TREATED AS AN INSTRUCTION TO VOTE THE SHARES FOR THE PROPOSAL.

Q. Who should I call with questions about this proxy?

A. If you have any questions regarding this proxy, please contact The Lake Forest Funds at 1-888-335-6629.

                          Lake Forest Core Equity Fund
                         8720 Georgia Avenue, Suite 808
                          Silver Spring, Maryland 20910

                               September 30, 2004

                    Notice of Special Meeting of Shareholders
                                  to be held on

                                October 29, 2004

To the Shareholders of The Lake Forest Funds:

A special meeting of shareholders of the Lake Forest Core Equity Fund (the "Lake Forest Fund"), a series of The Lake Forest Funds (the "Lake Forest Trust") will be held at 2:00 p.m. (eastern Time) on October 29, 2004 at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910, to consider the following:

1. A proposal to approve the Agreement and Plan of Reorganization (the "Plan") between the Lake Forest Trust and the Profit Funds Investment Trust (the "Profit Trust"). Under the Plan, the Lake Forest Fund will transfer all of its assets and certain identified liabilities to the Profit Fund ("Profit Fund"), a series of the Profit Trust, in exchange for shares of the Profit Fund. The Lake Forest Fund will then distribute the shares received from the Profit Fund proportionately to its shareholders and then terminate.

2.   Any other business that properly comes before the meeting.

Enclosed with this notice is a Combined Proxy Statement/Prospectus, which includes information relevant to the proposed transaction. A form of the Plan is attached as Exhibit A to the Combined Proxy Statement/Prospectus.

Shareholders of record of the Lake Forest Fund as of the close of business on September 30, 2004 are entitled to vote at the meeting and any related follow-up meetings.

IF YOU HAVE ANY QUESTIONS CONCERNING THE COMBINED PROXY STATEMENT/PROSPECTUS OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT THE LAKE FOREST FUNDS at 1-888-335-6629.

                                    By Order of the Board of Trustees,

                                    /s/ Eugene A. Profit

                                    Eugene A. Profit
                                    Secretary
                                    The Lake Forest Funds

-------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
-------------------------------------------------------------------------------

          YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF
                     SHARES THAT YOU OWN ON THE RECORD DATE.

                       Combined Proxy Statement/Prospectus

                               September 30, 2004

                          Acquisition of the assets of

                        The Lake Forest Core Equity Fund
                                   a series of

                              The Lake Forest Funds
                         8720 Georgia Avenue, Suite 808
                          Silver Spring, Maryland 20910
                                 1-888-335-6629

                   By and in exchange for shares of beneficial
                                   interest of

                                 The Profit Fund
                                   a series of

                          Profit Funds Investment Trust
                         8720 Georgia Avenue, Suite 808
                          Silver Spring, Maryland 20910
                                 1-888-335-6629

This Combined Proxy Statement/Prospectus is being furnished in connection with the proposed Agreement and Plan of Reorganization (the "Plan"), which will be submitted to shareholders of the Lake Forest Core Equity Fund (the "Lake Forest Fund"), a series of The Lake Forest Funds (the "Lake Forest Trust"), for consideration at a special meeting of shareholders to be held on October 29, 2004 at 2:00 p.m. (Eastern Time) at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910, and any adjournments thereof (the "Meeting").

The Board of Trustees (the "Board") of the Lake Forest Trust met on August 17, 2004 at 3:30 p.m. at Seyfarth Shaw LLP, 55 East Monroe Street, Suite 4200, Chicago, Illinois 60603 and approved the proposed reorganization of the Lake Forest Fund into the Profit Fund (the "Profit Fund"), a series of Profit Funds Investment Trust (the "Profit Trust"), subject to approval by the Lake Forest Fund's shareholders.

Under the Plan, the Lake Forest Fund will transfer all of its assets and certain identified liabilities to the Profit Fund in exchange for shares of the Profit Fund (the "Reorganization"). The Lake Forest Fund will then distribute the shares received from the Profit Fund proportionately to its shareholders and then terminate. The Lake Forest Trust is an open-end management investment company comprised of two series and the Profit Trust is an open-end management investment company comprised of one series. The second series of the Lake Forest Fund, the Lake Forest Money Market Fund, will be liquidated in a separate transaction.

The Reorganization contemplates that the Lake Forest Fund will transfer all of its assets and certain identified liabilities to the Profit Fund in exchange, on a federal income tax-free basis, for shares of the Profit Fund. The Lake Forest Fund will then distribute the shares received to its shareholders on a federal income tax-free basis. As a result, Lake Forest Fund shareholders holding shares of the Lake Forest Fund will receive shares of the Profit Fund. After the Reorganization is completed, the Lake Forest Trust will cease business operations and terminate.

The Lake Forest Fund's investment objective is capital appreciation and current income. The Profit Fund's investment objective is long-term total return, consistent with the preservation of capital and maintenance of liquidity. The objectives are similar; however, dividend income is only an incidental consideration for the Profit Fund.

Please read the Combined Proxy Statement/Prospectus carefully and retain it for future reference. This document sets forth concisely the information about the Reorganization that you should know before investing in the Profit Fund. A Statement of Additional Information dated September 30, 2004 has been filed with the Securities and Exchange Commission ("SEC") regarding the Reorganization and is incorporated into this Combined Proxy Statement/ Prospectus by reference. This Statement of Additional Information is available upon request without charge by calling 1-888-335-6629. This notice and related Combined Proxy Statement/Prospectus are first being mailed to shareholders of the Lake Forest Fund on or about October 6, 2004. This Prospectus/Proxy Statement is being solicited on behalf of the Board of Trustees of the Lake Forest Fund.

The Profit Fund's Prospectus and Statement of Additional Information, each dated February 1, 2004, as supplemented through the date hereof, are incorporated by reference into this Combined Prospectus/Proxy Statement. A copy of the Profit Fund's prospectus accompanies this Prospectus/Proxy Statement. The Profit Fund's annual report dated September 30, 2003 and the Profit Fund's semi-annual report dated March 31, 2004 are incorporated by reference into the Statement of Additional Information of this Combined Proxy Statement/Prospectus.

The Lake Forest Fund's Prospectus and Statement of Additional Information, each dated September 7, 2004, as supplemented through the date hereof, are incorporated by reference into this Combined Proxy Statement/Prospectus. The Lake Forest Fund's annual report dated February 29, 2004 is incorporated by reference into the Statement of Additional Information of this Combined Proxy Statement/Prospectus. Copies of this information are available upon request without charge by writing or calling:

Lake Forest Core Equity Fund
8720 Georgia Avenue, Suite 808
Silver Spring, Maryland 20910
1-888-335-6629

Shareholders may also view or obtain copies of this Combined Proxy Statement/ Prospectus, the materials incorporated by reference herein or additional information regarding the Lake Forest Fund or the Profit Fund for free at the Securities and Exchange Commission's ("SEC") Website, http://www.sec.gov. Copies of these documents are also available upon request, after payment of a duplicating fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102. For information on the Public Reference Room, call the SEC at (202) 942-8090 or send an e-mail to publicinfo@sec.gov.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS COMBINED PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE LAKE FOREST FUND AND THE PROFIT FUND IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, AND ANY OTHER U.S. GOVERNMENT AGENCY. AN INVESTMENT IN THE LAKE FOREST FUND AND THE PROFIT FUND INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                                TABLE OF CONTENTS

SUMMARY.......................................................................10

         The Proposed Reorganization..........................................10

         Comparison of Fees...................................................11

         Example..............................................................13

         Material Tax Consequences............................................14

         Comparison of Business Structures....................................14

         Comparison of Investment Objectives and Principal Investment
         Strategies...........................................................14

         Comparison of Investment Advisory Services and Fees..................15

         Comparison of Other Service Providers................................15

         Comparison of Purchase, Exchange and Redemption Privileges...........16

         Comparison of Minimum Initial/Subsequent Investment Requirements.....18

         Comparison of Distribution Policies..................................19

         Comparison of Distribution and Shareholder Servicing Fees............19

         Comparison of Net Asset Value Calculation Procedures.................19

INVESTMENT RISKS..............................................................20

INFORMATION ABOUT THE REORGANIZATION..........................................20

         General Description of the Reorganization and Plan...................20

         Securities to Be Issued..............................................21

         Reasons for the Reorganization.......................................23

COMPARISON OF INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT
 STRATEGIES AND CERTAIN OTHER POLICIES........................................24

         Investment Objectives................................................25

         Principal Investment Strategies......................................25

TAXATION......................................................................26

         Tax Consequences of the Reorganization...............................26

PERFORMANCE...................................................................28

         Performance of Profit Fund...........................................28

CAPITALIZATION................................................................29

VOTING INFORMATION............................................................30

ADDITIONAL INFORMATION........................................................32

         Shareholder Proposals................................................32

         Experts .............................................................32

         Information Filed with the Securities and Exchange Commission........32

         Instructions for Signing Proxy Cards.................................33

EXHIBIT A - FORM OF AGREEMENT AND PLAN OF REORGANIZATION.....................A-1

EXHIBIT B - MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE......................B-1

                                     SUMMARY

This section summarizes the important terms of the proposed reorganization as well as certain information regarding Lake Forest Fund, a series of the Lake Forest Trust and the Profit Fund, a series of the Profit Trust. The information set forth in this section is only a summary of and is qualified in its entirety by the information contained elsewhere in this Combined Proxy Statement/Prospectus, in the documents incorporated by reference herein and in the form of the Plan, which is attached to this Combined Prospectus/Proxy Statement as Exhibit A.

For a detailed discussion of the topics discussed in this Summary regarding the Lake Forest Fund, see the Lake Forest Fund's Prospectus and Statement of Additional Information, each dated September 7, 2004. For a detailed discussion of the topics discussed in this Summary regarding the Profit Fund, see the Profit Fund's Prospectus and Statement of Additional Information, each dated February 1, 2004.

The Proposed Reorganization

On August 17, 2004, the Lake Forest Fund's Board unanimously voted to approve the Reorganization of the Lake Forest Fund into and with the Profit Fund pursuant to the Plan between the Lake Forest Trust and the Profit Trust.

For the reasons set forth in the section entitled "Information About the Reorganization - Reasons for the Reorganization," the Board, including the Trustees who are not "interested persons" as defined in the Investment Company Act of 1940, as amended ("Disinterested Trustees"), unanimously concluded that the Reorganization is in the best interests of the Lake Forest Fund's shareholders and recommends that you approve the Plan. The Board also concluded that the economic interests of the Lake Forest Fund's shareholders would not be diluted as a result of the Reorganization. The Board considered a variety of different factors prior to forming these conclusions including, but not limited to: (1) the similarities of the investment objectives and management styles of the Lake Forest Fund and the Profit Fund; (2) the past performance of the Lake Forest Fund and the Profit Fund, including that, the Profit Fund's returns have exceeded those of the Lake Forest Fund for the 1-year, 3-year and 5-year periods ending July 31, 2004; (3) the asset levels of the Lake Forest Fund and the Profit Fund and the possible economies of scale and managerial efficiencies that could result in the future from combining them into a single, larger fund; (4) the federal income tax-free nature of the Reorganization; (5) the exploration of a number of different options for the Lake Forest Fund, including a sale and dissolution without a merger.

Under the Plan, the Lake Forest Fund will transfer all of its assets and certain identified liabilities to the Profit Fund. In exchange for the transfer of assets and identified liabilities, the Profit Fund will issue a number of full and fractional shares to the Lake Forest Fund equal in value to the net assets transferred to the Profit Fund in connection with the Reorganization. The Lake Forest Fund will then distribute to its shareholders of record all shares of the Profit Fund received by the Lake Forest Fund. Following this distribution, the Lake Forest Trust will cease business operations and terminate. You will receive, on a federal income tax-free basis, shares of the Profit Fund equal in value to your share of the net assets of the Lake Forest Fund you hold as of 4:00 p.m., Eastern Time, on the Valuation Date (as defined in the Plan). No front-end sales loads or contingent deferred sales charges will be imposed in connection with the Reorganization.

The Plan provides that the expenses of the Reorganization will be borne by Profit Investment Management ("PIM"). Shareholders of the Lake Forest Fund and the Profit Fund will not bear any of the costs associated with the Reorganization.

Comparison of Fees

The following tables depict the various fees and expenses that you will bear from an investment in the Lake Forest Fund and the Profit Fund prior to the Reorganization. The following fee table also shows the estimated pro forma fees for the Profit Fund as if the proposed Reorganization had taken place on March 31, 2004.

                                            Lake Forest               Profit Fund(2)               Profit Fund
                                               Fund(1)                                           (pro forma)(3)
                                            ------------              --------------             --------------
SHAREHOLDER FEES (fees paid
directly from your investment)

Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
the offering price)                              None                    4.00%(4)                   4.00%(4)

Maximum Deferred Sales (Load)(as a
percentage of amount redeemed)                   None                     None(5)                    None(5)

Sales Charge (Load) Imposed on
Reinvested Dividends                             None                     None                       None

Redemption Fee                                 0.50%(6)                   None(7)                    None(7)

ANNUAL FUND OPERATING EXPENSES
(expenses deducted from fund assets)

Management Fees                                None (*)                    1.25%                     1.25%

Distribution (12b-1) Fees                      None                        0.11%(**)                 0.05%

Other Expenses                                2.45%(***)                   4.23%                     1.39%

Total Annual Fund Operating Expenses          2.45%(8)                     5.59%                     2.69%

Fee Waiver and Expense Reimbursement             0%                        3.14%(9)                  0.24%

Net Expenses                                  2.45%(8)                     2.45%                     2.45%

* Annual fund operating expenses for the fiscal year ended February 28, 2004 have been restated to reflect that no management fees have been in effect since March 5, 2004 as described below. At a meeting of the Board of the Lake Forest

Trust held on March 5, 2004, the Board approved an interim management agreement between the Lake Forest Trust and PIM. Boberski & Company (the "Previous Adviser") resigned by mutual consent on the same day. PIM received no compensation in connection with or for any services provided to the Lake Forest Fund under the interim agreement. PIM paid all compensation and expenses of its employees and officers, employees or agents of the Fund, and provided customary clerical services, staff services, office space and office supplies related to providing advisory services. The Lake Forest Fund pays all operating expenses of the Lake Forest Fund, including the compensation and expenses of any non-interested trustees of the Lake Forest Fund and of any other persons not related to PIM rendering any services to the Lake Forest Fund and other ordinary expenses incurred related to the management of the Fund. PIM, however, would reimburse the Fund for the Fund's expenses incurred during the agreement, excluding all brokerage fees and commission, taxes, borrowing costs and such extraordinary or non-recurring expenses as may arise, in order to maintain the total operating expenses of the Lake Forest Fund at 2.45% of its average daily net assets. Shareholders who maintain balances below the required minimum balance are subject to a $5.00 charge per month that the account is below the required minimum; this charge is paid to the Adviser. This interim advisory agreement has expired. However, PIM has agreed to continue to limit the Lake Forest Fund's regular operating expenses to 2.45% through February 1, 2005.

** The Profit Fund has adopted a plan of distribution under which the Fund may incur expenses related to the distribution of its shares. The annual limitation for payment of such expenses under the plan is .25% of the Profit Fund's average daily net assets. However, the Profit Fund incurred distribution expenses of ..11% during its most recent fiscal year.

*** This figure has been restated to reflect current expenses. The previous adviser paid all of the Fund's operating expenses except management fee, interest, taxes, brokerage commissions and extraordinary expenses. As a result, total annual fund operating expenses were 1.25%, which reflected the management fee paid. As of March 5, 2004, the current investment advisor has contractually agreed to limit the Lake Forest Fund's annual regular operating expenses to 2.45% during the course of the interim advisory agreement. Under the interim advisor agreement described in footnote * PIM reimbursed the Lake Forest Fund for the Fund's expenses incurred during the agreement, except interest, taxes, brokerage fees and commissions and extraordinary or non-recurring expenses in order to maintain the total operating expenses of the Lake Forest Fund at 2.45% of its average daily net assets.

(1) Based on amounts incurred during the Lake Forest Fund's fiscal year ended February 29,2004 stated as a percentage of total assets.

(2) Based on amounts incurred during the Profit Fund's fiscal year ended September 30, 2003 stated as a percentage of total assets.

(3) Assumes the Reorganization had been consummated on March 31, 2004, and is for informational purposes only.

(4) No sales charge will be deducted from shares of the Profit Fund received by Lake Forest Fund shareholders as a result of the Reorganization. Purchases of shares of the Profit Fund following the Reorganization will be subject to sales loads.

(5) Purchases at net asset value of amounts totaling $1 million or more may be subject to a contingent deferred sales load of 1% if a redemption occurred within one year of purchase and a commission was paid to a participating unaffiliated dealer.

(6) Charged to the percentage of the net asset value of shares held less than 90 days.

(7) A wire transfer fee is charged in the case of redemptions made by wire. Such fee is subject to change. For both funds, the fee is currently $30. In addition, the Lake Forest Fund's transfer agent currently charges a $5.00 fee for each telephone exchange.

(8) As set forth in footnote * PIM, the Lake Forest Fund's investment adviser, had contractually agreed to limit the Lake Forest Fund's annual regular operating expenses to 2.45% during the course of the interim investment advisory agreement dated March 5th, 2004. This advisory agreement has since expired. PIM has agreed to continue to limit the Lake Forest Fund's regular operating expenses to 2.45% through February 1, 2005.

(9) PIM, the Profit Fund's investment adviser, has contractually agreed to waive its advisory fees and/or reimburse a portion of the Profit Fund's operating expenses to limit the Profit Fund's annual regular operating expenses to 2.45% through at least February 1, 2006.

Example

The following is a hypothetical example intended to help you compare the cost of investing in the Lake Forest Fund and the Profit Fund both prior to and after the Reorganization. This example assumes that you invest $10,000 in the Lake Forest Fund or in the Profit Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual rate of return, that the Lake Forest Fund's and the Profit Fund's operating expenses remain the same as stated in the above tables and that all dividends and distributions are reinvested. Although your actual costs may be higher or lower, under these assumptions your costs would be:

                           1 Year      3 Years       5 Years       10 Years
                           -------     --------      --------      ---------
Lake Forest Fund*           $248       $   764       $ 1,306       $ 2,786
Profit Fund**               $638       $ 1,732       $ 2,814       $ 5,462
Profit Fund                 $638       $ 1,180       $ 1,747       $ 3,284
(pro forma)

*Please note that the one-year costs listed above are based on the Lake Forest Fund's net expenses resulting from PIM's agreement to limit annual regular operating expenses to 2.45% through February 1, 2005. The three, five and ten year figures are based upon the Lake Forest Fund's expenses being limited to 2.45% for the first year through February 1, 2005.

**Please note that the one-year costs listed above are based on the Profit Fund's net expenses resulting from PIM's agreement to limit annual regular operating expenses to 2.45% through at least February 1, 2006. The three, five and ten year figures are based upon the Profit Fund's expenses being limited to 2.45% for the first year through February 1, 2006.

Material Tax Consequences

It is anticipated that the Reorganization will be accomplished without federal tax implications to the Lake Forest Fund or the Profit Fund, and that no gain or loss will be recognized by the Lake Forest Fund's shareholders upon the exchange of their shares of the Lake Forest Fund for shares of the Profit Fund and liquidation of the Lake Forest Fund. The Lake Forest Fund and the Profit Fund have received a legal opinion to that effect.

Comparison of Business Structures

The Lake Forest Trust is an Ohio business trust organized on November 23, 1994. The Lake Forest Trust is registered as an Ohio business trust. The Lake Forest Fund has no sales charges or Rule 12b-1 distribution fees. All purchases and redemptions of shares are made at net asset value. The Lake Forest Trust currently issues two series of shares, including the Lake Forest Fund.

The Profit Trust is an open-end, diversified management investment company, organized as a Massachusetts business trust on June 14, 1996. The Profit Fund has sales charges and Rule 12b-1 distribution fees as described below under "Comparison of Purchase, Exchange and Redemption Privileges" and "Comparison of Distribution and Shareholder Servicing Fees". The sales charges will be waived for Lake Forest Fund shareholders who receive shares of the Profit Fund as a result of the reorganization. Purchases of shares of the Profit Fund following the Reorganization will be subject to sales charges. The Profit Trust currently offers one series of shares to investors--the Profit Fund.

Each fund's Board of Trustees provides broad supervision over the affairs of its respective fund. The Boards, in turn, elect the officers of each trust to actively supervise each fund's day-to-day operations. The Boards meet periodically to review performance of the Lake Forest Fund and the Profit Fund, respectively, and to discuss other matters affecting the applicable fund.

Comparison of Investment Objectives and Principal Investment Strategies

The following table compares the investment objectives and principal investment strategies of the Lake Forest Fund and the Profit Fund.

                             Investment Objective                     Principal Strategy
                             ---------------------                    -------------------
Lake Forest Fund             To provide investors with both           Invests at least 65% of its total
                             long-term capital growth and current     assets in dividend paying common stock
                             income.                                  of large, established and growing
                                                                      companies with a market capitalization
                                                                      above $5 billion.

Profit Fund                  Long-term total return, consistent       Invests primarily in common stock of
                             with the preservation of capital and     established, larger capitalization
                             maintenance of liquidity                 companies.  Large capitalization
                                                                      companies are those with a market
                                                                      capitalization exceeding $10 billion.

The principal differences between the funds with respect to their principal strategies include: (1) the Lake Forest Fund invests in dividend paying common stock of large, established and of growing companies while the Profit Fund invests primarily in stocks of established, larger capitalization companies, (2) although it is not a principal investment strategy of the Profit Fund, the Profit Fund may invest in securities convertible into common stock and may invest in convertible preferred stocks and bonds while the Lake Forest Fund does not invest in these securities, and (3) the Lake Forest Fund prefers stocks with a record of paying dividends while dividend income is only an incidental consideration for the Profit Fund.

Comparison of Investment Advisory Services and Fees

PIM is the Lake Forest Fund's and the Profit Fund's investment adviser. PIM is a Maryland limited liability company with offices at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910. PIM was formed in February 1996 for the purpose of providing investment advice to the Profit Trust and to others. PIM has acted as an investment adviser to institutional investors since 1997. As of September 30, 2004, PIM managed assets totaling approximately $373 million.

PIM entered into an Interim Advisory Agreement with the Lake Forest Fund on March 5, 2004 that expired 150 days later. Under the Interim Investment Advisory Agreement with the Lake Forest Fund, PIM made the investment decisions on behalf of the Lake Forest Fund. PIM had the responsibility for the day-to-day management of the Lake Forest Fund and utilized portfolio managers to provide the management services to the Lake Forest Fund. PIM was not being compensated for managing the Lake Forest Fund. In addition, PIM contractually agreed to reimburse the Lake Forest Fund to the extent necessary so that the ordinary annual operating expenses of the Lake Forest Fund's shares did not exceed 2.45%. After expiration of the agreement, PIM has continued to manage the Lake Forest Fund with the approval of the Board of Trustees of the Lake Forest Fund and without receiving any compensation.

The Lake Forest Fund is managed by Eugene A. Profit. Eugene Profit is the President of PIM and has managed it since February 1, 1996.

Under the terms of the Management Agreement between the Profit Trust and PIM, PIM manages the Profit Fund's investments, selects the portfolio securities for investment by the Profit Fund, purchases securities for the Profit Fund and places orders for execution of such portfolio transactions, subject to the general supervision of the Board of Trustees of the Profit Trust. As compensation for its services, PIM is entitled to receive an advisory fee computed and accrued daily and paid monthly at an annual rate of 1.25% of its average daily net assets. Since the Profit Fund's inception date, PIM has waived most of its advisory fees and currently receives no fees.

Profit Fund is managed by Eugene Profit, the President of PIM. Mr. Profit has been the President and Chief Executive Officer of PIM since February 1, 1996. Mr. Profit and Dr. Joseph A. Quash are the controlling shareholders of PIM.

Comparison of Other Service Providers

The Lake Forest Fund is self-distributed. Ultimus Fund Distributors, LLC, a registered broker-dealer and member of the National Association of Securities Dealers, Inc., is the distributor of the Profit Fund. Lake Forest Funds does not employ an administrator because these services are performed by PIM. Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis,

Indiana 46204, serves as the Lake Forest Fund's transfer agent and accounting agent. Ultimus Fund Solutions, LLC serves as Profit Fund's administrator, transfer and accounting agent. The mailing address of Ultimus Fund Solutions, LLC is P.O. Box 46707, Cincinnati, Ohio 45246-0707.

U.S. Bank, N.A. ("US Bank"), 425 Walnut Street, Cincinnati, Ohio 45202 is the Lake Forest Fund's custodian. Wachovia Bank, N.A., 123 S. Broad Street, Philadelphia, Pennsylvania 19109 is the Profit Fund's custodian.

The Lake Forest Fund's independent auditor is Briggs, Bunting & Dougherty,  LLP.
The  Profit   Fund's   independent   registered   public   accounting   firm  is
PricewaterhouseCoopers LLP.

Comparison of Purchase, Exchange and Redemption Privileges

Purchase Procedures. The Profit Fund continuously offers its shares through its distributor. You may purchase each of the Lake Forest Fund's and the Profit Fund's shares by mail, by wire, by phone, by automatic investment plan (as discussed below), or through a service agent. Neither the Lake Forest Fund nor the Profit Fund issue share certificates to new purchasers.

If you purchase shares of the Lake Forest Fund or the Profit Fund, you will receive quarterly statements and a confirmation of every transaction.

Shares of the Profit Fund are purchased at the net asset value per share ("NAV") calculated after your investment is received in proper form, plus any applicable sales charge. Shares of the Lake Forest Fund are purchased at the NAV calculated after your investment is received in proper form. Each fund calculates its NAV as of the close of regular trading on the New York Stock Exchange each day the New York Stock Exchange is open for business. On days in which the New York Stock Exchange closes early, each fund calculates its NAV at the time of the closing. Purchases, redemptions, and exchanges of the Lake Forest Fund and the Profit Fund may be made on any day that the New York Stock Exchange is open.

Unlike the Lake Forest Fund, the Profit Fund charges a sales load as shown below:

                                                  Sales Load as % of:
                                                  -------------------                         Dealer Reallowance
                                                                                                as % of Public
                                   Public Offering Price         Net Amount Invested            Offering Price
Amount of Investment                 ----------------             ----------------            ------------------
--------------------
Less than $100,000                         4.00%                        4.17%                        3.60%

$100,000 but less than
$250,000                                   3.50%                        3.63%                        3.30%

$250,000 but less than
$500,000                                   2.50%                        2.56%                        2.30%

$500,000 but less than
$1,000,000                                 2.00%                        2.04%                        1.80%

$1,000,000 or more                         None*                        None*

*There is no front-end sales load on purchases of $1 million or more but a contingent deferred sales load of 1% may apply if a commission was paid to a participating unaffiliated dealer and the shares are redeemed within one year from the date of purchase.

However, the sales load will be waived for Lake Forest Fund shareholders who receive shares of the Profit Fund as a result of the Reorganization; future purchases of Profit Fund shares will be subject to any applicable sales load. For more information about the specifics of the Profit Fund's sales load, please see the Profit Fund's Prospectus and Statement of Additional Information, which are incorporated herein by reference.

Exchange Privileges. The Lake Forest Fund has exchange privileges. The Profit Fund has no exchange privileges. The exchange policy for the Lake Forest Fund is listed below.

As a service to shareholders, the Lake Forest Fund has established a program whereby shareholders can exchange Lake Forest Fund shares valued at $1,000 or more for shares of the Lake Forest Money Market Fund.

US Bank will charge a fee for each exchange transaction that is executed over the phone. This fee is currently $5. For further information about the Lake Forest Fund's exchange privileges, please see the Lake Forest Fund's prospectus, which is incorporated herein by reference.

Redemption Procedures. You may redeem shares of each of the Lake Forest Fund and the Profit Fund at the next NAV computed after your order to redeem has been received in proper form.

You may redeem your shares of the Lake Forest Fund directly by mail or express mail or by wire, or by phone or through your securities dealer (who may charge a fee for this service).

You may redeem shares of the Profit Fund by mail or through a brokerage firm or financial institution that has been authorized to accept orders on behalf of the Profit Fund at the fund's net asset value next determined after your order is received by such organization in proper form before 4:00 p.m. Eastern Time, or such earlier time as may be required by such organization. These organizations may be authorized to designate other intermediaries to act in this capacity. Such an organization may charge you transaction fees on redemptions of Profit Fund shares and may impose other charges or restrictions or account options that differ from those applicable to shareholders who redeem shares directly through the Profit Fund's transfer agent.

A contingent deferred sales load is imposed upon certain redemptions of shares of the Profit Fund purchased at net asset value in amounts totaling $1 million or more, if the dealer's commission described above was paid by the Profit Fund's Distributor and the shares are redeemed within one year from the date of purchase. The contingent deferred sales load will be paid to the Profit Fund's Distributor and will be equal to 1% of the lesser of (1) the net asset value at the time of purchase of the shares being redeemed or (2) the net asset value of such shares at the time of redemption. In determining whether the contingent deferred sales load is payable, it is assumed that shares not subject to the contingent deferred sales load are the first redeemed followed by other shares held for the longest period of time. The contingent deferred sales load will not be imposed upon shares representing reinvested dividends or capital gains distributions, or upon amounts representing share appreciation. If an investor's purchase is subject to the contingent deferred sales load, the investor will be notified on the confirmation for his/her purchase.

Redemptions of shares of the Profit Fund received by Lake Forest Fund shareholders in the Reorganization, as well as additional shares purchased without a sales load by Lake Forest Fund shareholders, and shares held for more than one year are not subject to the contingent deferred sales load. The contingent deferred sales load is currently waived for any partial or complete redemption following death or disability (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) of a Profit Fund shareholder (including one who owns the shares with his or her spouse as a joint tenant with rights of survivorship) from an account in which the deceased or disabled is named. PIM may require documentation prior to waiver of the charge, including death certificates, physicians' certificates, etc.

Automatic Investment/Withdrawal Plans. The Lake Forest Fund offers an Automatic Investment Plan. Under this plan, an investor may make a minimum $100 regular monthly investment in the Lake Forest Fund.

The Profit Fund offers an Automatic Investment Plan. Under this plan, an investor may make a minimum $50 initial and regular monthly investment in the Profit Fund.

The Profit Fund offers an automatic withdrawal plan. If an investor owns shares having a value of at least $5,000, the investor may arrange to have some of his/her shares redeemed monthly or quarterly in a specified amount not less than $50 each. The Lake Forest Fund does not offer an automatic withdrawal plan.

Comparison of Minimum Initial/Subsequent Investment Requirements

The Lake Forest Fund and the Profit Fund have slightly different minimum and subsequent investment requirements. The following table summarizes the minimum initial and subsequent investment requirements of the Lake Forest Fund and the Profit Fund.

             Minimum Initial and Subsequent Investment Requirements

                           Lake Forest Fund          Profit Fund
                           ----------------         --------------
Initial Investment             $2,500                   $2,500
Subsequent Investments          $500                      $50
Minimum Account Balance(1)     $2,500                  $2,500(2)

(1) In the case of each fund, if the value of your account falls below the minimum account balance, for any reason other than a change in market value, that fund reserves the right to redeem your shares, after giving you 30 days' notice.

(2) Minimum account is $1,000 in the case of tax-deferred retirement plans.

Comparison of Distribution Policies

The Lake Forest Fund and the Profit Fund each expects to pay substantially all of its net investment income and net realized capital gains at least annually.

Normally,   each  of  the  Lake  Forest  Fund  and  the  Profit  Fund  reinvests distributions in additional fund shares unless a shareholder elects to receive distributions in cash.

Distributions from the Profit Fund are paid according to one of the following options:

Share Option -- income distributions and capital gains distributions reinvested in additional shares.

Income Option -- income distributions and short-term capital gains distributions paid in cash; long-term capital gains distributions reinvested in additional shares.

Cash Option -- income distributions and capital gains distributions paid in cash.

If a Profit Fund shareholder selects the Income Option or the Cash Option and the U.S. Postal Service cannot deliver the checks or if the checks remain uncashed for six months, the dividends may be reinvested in the shareholder's account at the then current net asset value and thereafter may continue to be reinvested in such shares. No interest will accrue on amounts represented by uncashed dividend checks.

Comparison of Distribution and Shareholder Servicing Fees

The Profit Trust has adopted a Rule 12b-1 distribution plan under which the Profit Fund reimburses up to .25% of the fund's average daily net assets to cover expenses incurred in connection with the distribution of the fund's shares. The Lake Forest Fund does not have a 12b-1 distribution plan and does not charge a 12b-1 distribution fee.

Distribution fees pay for promotion and distribution of fund shares and services provided to shareholders. Because these fees are paid from fund assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than other types of sales charges that apply to other funds.

Comparison of Net Asset Value Calculation Procedures

Each fund calculates its NAV as of the close of regular trading on the New York Stock Exchange each day the New York Stock Exchange is open for business. On days in which the New York Stock Exchange closes early, each Fund will calculate its NAV at the time of the closing.

The NAV of the Lake Forest Fund or the Profit Fund is determined by dividing the total value of the assets of the fund, minus its liabilities, by the total number of its shares outstanding.

                                INVESTMENT RISKS

Principal Risks

The Lake Forest Fund and Profit Fund have similar risks. The principal risks applicable to the Lake Forest Fund and the Profit Fund, as identified in their respective prospectuses, are described in the table below.


Principal Risks                                                     Fund(s) Subject to Risk
---------------                                                     -------------------------
Market Risk - Due to risks of investing in equity  markets,
the fund may  experience  a sudden,  unpredictable  decline             Lake  Forest Fund
in value, as well as  periods of poor performance.  Because
stock  values  move  up and  down, the value of your shares                 Profit Fund
may go up and down.

Management  Risk  - The  investment  strategy  used  by the             Lake Forest Fund
investment   adviser  may  fail  to  produce  the  intended
results.                                                                    Profit Fund

Style  Risk  -  The  investment  adviser's  value  approach
focuses  on stocks  believed  to be  selling  at a discount             Lake Forest Fund
relative   to  the  market   and  its  peers.   It  is  the
investment adviser's  expectation that these companies will                 Profit Fund
ultimately be recognized by the market and thus  appreciate
in  value.   If  the  market  does  not   recognize   these
companies,   their  stock  prices  may  remain   stable  or
decrease in value.

                      INFORMATION ABOUT THE REORGANIZATION

This section summarizes the material terms of the Reorganization. This section is qualified in its entirety by the terms and conditions contained in the Plan, a form of which is attached as Appendix A to this Combined Proxy Statement/ Prospectus.

General Description of the Reorganization and Plan

Under the Plan, the Lake Forest Fund will transfer all of its assets and certain identified liabilities to the Profit Fund. In exchange for the transfer of the Lake Forest Fund's assets and liabilities, the Profit Fund will issue a number of full and fractional shares of the Profit Fund to the Lake Forest Fund equal in value to the net assets transferred to the Profit Fund in connection with the Reorganization. The Lake Forest Fund will then distribute to its shareholders of record all shares of the Profit Fund received by the Lake Forest Fund. You will receive shares of the Profit Fund equal in value to your share of the net assets of the Lake Forest Fund you hold as of 4:00 P.M., Eastern Time, on the Valuation Date (as defined in the Plan).

After distributing the shares it received from the Profit Fund to its shareholders under the Reorganization, the Lake Forest Trust will be dissolved under Ohio law and deregistered as an investment company. No front-end sales loads or contingent deferred sales charges will be imposed in connection with the Reorganization.

The Plan contains customary representations, warranties, and conditions designed to ensure that the Reorganization is fair to the Lake Forest Fund and its shareholders. The Plan provides that the consummation of the Reorganization is contingent upon, among other things: (i) approval of the Plan by the Lake Forest Fund's shareholders; and (ii) the receipt by the Lake Forest Fund and the Profit Fund of a tax opinion to the effect that the Reorganization will be federal income tax-free to the Lake Forest Fund and its respective shareholders. The Plan may be terminated if, on the Closing Date, any of the applicable conditions have not been met or if the representations and warranties are not true, or if the Board determines that consummation of the Reorganization is not in the best interest of the Lake Forest Fund.

The Plan provides that the expenses of the Reorganization will be borne by PIM. Shareholders of the Lake Forest Fund and the Profit Fund will not bear any of the costs associated with the Reorganization.

If the shareholders of the Lake Forest Fund approve the Plan, the Reorganization will take place after various conditions are satisfied by the Lake Forest Fund and the Profit Trust, including the preparation of certain documents. If the shareholders of the Lake Forest Fund do not approve the Plan, the Reorganization will not take place.

Securities to Be Issued

The Lake Forest Fund, a series of the Lake Forest Trust, is subject to Ohio law while the Profit Fund, a series of the Profit Trust, is subject to Massachusetts law. While the Lake Forest Fund and the Profit Fund are subject to the laws of different jurisdictions, the applicable state laws are similar and the Reorganization will not result in material differences in shareholder rights.

Under Ohio law, shareholders of an Ohio business trust are entitled to a limitation of personal liability. No similar statutory authority limiting business trust shareholder liability exists under Massachusetts law. As a result, to the extent that the Lake Forest Trust or a shareholder is subject to the jurisdiction of courts in other states, the courts may not apply Ohio law, and may thereby subject shareholders of an Ohio business trust to personal liability. To guard against this risk, the Declaration of Trust states that each shareholder of the Lake Forest Trust shall not be personally liable for obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Lake Forest Trust. In addition, the Declaration of Trust states that the Lake Forest Trust's Trustees shall have no power to bind any shareholder personally or to call upon any shareholder for the payment of any sum of money or assessment other than such as the shareholder may at any time personally agree to pay. Moreover, the Agreement and Declaration of Trust provides for the indemnification out of the Lake Forest Trust property for all loss and expense of any shareholder or former shareholder held personally liable, solely by reason of being or having been a shareholder of the Lake Forest Trust, for the obligations or liabilities of the Lake Forest Trust. The Declaration of Trust provides that all persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the

Trust for payment under such credit, contract or claim. The Declaration of Trust disclaims shareholders', Trustees' and officers' liability for such obligations and liabilities of the Trust. The Declaration of Trust requires every note, bond, contract or similar instrument to include a statement that the obligations of such instrument are not binding upon any Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. Accordingly, the risk to a shareholder of the Lake Forest Trust incurring financial loss beyond that shareholder's investment because of shareholder liability is limited to circumstances in which: (i) a court refuses to apply Ohio law and (ii) the Lake Forest Trust itself would be unable to meet its obligations. In view of Ohio law and the nature of the Lake Forest Trust's business, the risk of personal liability to a shareholder of the Lake Forest Trust is remote.

Shareholders of the Profit Trust as shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable under the applicable state law for the obligations of the Profit Trust. However, numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts and the Profit Trust is not aware of any instance where such result has occurred. In addition, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Profit Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Profit Trust or the Profit Trust's Trustees. The Agreement and Declaration of Trust also provides for the indemnification out of the Profit Trust property for all losses and expenses of any shareholder held personally liable for the obligations of the Profit Trust. Moreover, it provides that the Profit Trust will, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Profit Trust and satisfy any judgment thereon. As a result, and particularly because the Profit Trust assets are readily marketable and ordinarily substantially exceed liabilities, the risk of shareholder liability is slight and limited to circumstances in which the Profit Trust itself would be unable to meet its obligations. In view of the above, the risk of personal liability is remote.

The Lake Forest Trust and the Profit Trust each have an unlimited number of authorized shares of beneficial interest, no par value. The Board and the Profit Trust's Board of Trustees may, without shareholder approval, divide the authorized shares into an unlimited number of separate series and classes.

Both the Lake Forest Trust and the Profit Trust (and their series) will continue indefinitely until terminated. The Board of Lake Forest Trust and the Profit Trust's Board of Trustees are each authorized to establish the relative rights and preferences of shares of any series of the respective Trust. The Profit Trust's Declaration of Trust authorizes the Trustees to establish different rights and preferences, including the rate or rates of dividends or distributions, of shares of classes of series of the Trust.

The Profit Trust's Declaration of Trust expressly provides that any fractional share of any series or class shall carry proportionately all the rights and obligations of a whole share of that series or class, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust. The Lake Forest Trust's Declaration of Trust provides that any fractional share of any series or sub-series shall carry proportionately all the rights and obligations of a whole share of that series or sub-series, including with respect to voting, receipt of dividends and distributions, redemptions of shares and liquidation of the Trust.

Neither Ohio nor Massachusetts law requires the Lake Forest Trust or the Profit Trust, respectively, to hold annual meetings of shareholders, and generally, the Lake Forest Trust or the Profit Trust will hold shareholder meetings only when specifically required by federal or state law. Shareholders representing 25% of the Lake Forest Trust's outstanding shares may, under its organizational documents, request by written application that the Trustees call meetings of the Lake Forest Trust for any purpose related to the Lake Forest Trust, including for the purpose of voting on removal of one or more Trustees. If the Trustees of the Lake Forest Trust fail to call a meeting or give notice of such meeting 30 days after receipt of a written application, then shareholders representing 25% of the shares outstanding may call a meeting and give notice of such meeting. Shareholders representing 10% of the Profit Trust's outstanding shares may, under its organizational documents, call meetings of the Profit Trust only for the purpose of voting on removal of one or more Trustees. In order to call a meeting for any other purpose, shareholders representing 25% of the Profit Trust's outstanding shares are required.

The Lake Forest Trust and the Profit Trust have the same quorum requirement for shareholder meetings. Under the Profit Trust's Declaration of Trust, a majority of shares constitutes a quorum for shareholder meetings. Under the Lake Forest Fund's Declaration of Trust, a majority of shares constitutes a quorum for shareholder meetings.

Under the Profit Trust's Declaration of Trust, the Trustees are authorized to provide that holders of shares of a series of the Profit Trust have the right to convert their shares into shares of one or more series of shares. Likewise, under the Lake Forest Trust's Declaration of Trust the Trustees are authorized to provide that holders of shares of a series of the Lake Forest Trust have the right to convert their shares into shares of one or more series of shares. All shares of the Lake Forest Trust and the Profit Trust are fully paid and non-assessable. For both the Lake Forest Trust and the Profit Trust, the assets and liabilities of any series of either Trust are segregated from the assets and liabilities of other series of the respective Trust. Therefore, distributions and redemption proceeds are only paid out of the assets of a particular series of either Trust, not out of a Trust's assets generally. Such distributions are made pro rata and redemption proceeds equal the assets represented by the redeemed shares.

Reasons for the Reorganization

At a meeting held on August 17, 2004, the Board, including the Disinterested Trustees, unanimously approved the Plan and determined that the Reorganization would be in the best interests of the Lake Forest Fund and the Lake Forest Fund's shareholders. The Board, including the Disinterested Trustees, also determined that the Reorganization would not dilute the interests of the shareholders of the Lake Forest Fund.

During its deliberations, the Trustees considered the strategic alignment of the Lake Forest Fund and Profit Fund and concluded, based on presentations made at the meeting, including discussions of past performance of the respective funds, that it would be in the best interest of the Lake Forest Fund's shareholders for the Lake Forest Fund to reorganize into the Profit Fund. In addition, the Trustees also considered (with the advice and assistance of independent legal counsel) that the Reorganization would provide the following benefits to the Lake Forest Fund's shareholders based on information provided during the meeting:

Dilution: The Plan includes provisions intended to avoid dilution of the interests of the shareholders of the Lake Forest Fund. Under the Plan, each Lake Forest Fund shareholder will receive shares of the Profit Fund, which in the aggregate, will equal the net value of the Lake Forest Fund's assets.

Expenses: The net operating expenses of the Lake Forest Fund and Profit Fund are the same.

Assets: The Trustees noted that the Lake Forest Fund's shareholders may benefit in the future from managerial and cost efficiencies due to the larger assets size of the Profit Fund post Reorganization.

Federal Income Tax-Free Nature of the Reorganization: It is anticipated the Reorganization will be accomplished without federal tax implications to the Lake Forest Fund or its shareholders. Each of the Lake Forest Fund's and Profit Fund's distributions made in the normal course of business will still be subject to federal income tax. Please see the Lake Forest Fund and Profit Fund's prospectuses for more information as to the federal income tax treatment of distributions.

Costs of the Reorganization: The costs of the Reorganization will be borne by PIM. Shareholders of the Lake Forest Fund and the Profit Fund will not bear any of the costs associated with the Reorganization.

Other options: The Trustees noted that the board and the previous advisor Boberski & Company, had explored a number of options for the Lake Forest Fund after Boberski & Company had decided that it wished to cease advising mutual funds. These alternatives included a sale of the Lake Forest Fund or its liquidation and dissolution without a merger. The Trustees had discussed each of these options at prior Board meetings, but ultimately determined that the Profit Fund was an attractive alternative for Lake Forest Fund shareholders.

THE BOARD, INCLUDING THE DISINTERESTED TRUSTEES, UNANIMOUSLY RECOMMENDS APPROVAL OF THE PLAN BY THE LAKE FOREST FUND'S SHAREHOLDERS.



      COMPARISON OF INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES
                           AND CERTAIN OTHER POLICIES

This section compares the investment objectives, principal investment strategies and certain other policies of the Lake Forest Fund and the Profit Fund. This summary is qualified in its entirety by the information contained in the Prospectuses and Statements of Additional Information for the Lake Forest Fund and the Profit Fund. For a detailed discussion of the investment objectives, principal investment strategies and other policies of the Lake Forest Fund, see the Lake Forest Fund's Prospectus and Statement of Additional Information, each dated September 7, 2004 as supplemented through the date hereof.

For a detailed discussion of the investment objective, principal investment strategies and other policies of the Profit Fund, see the Profit Fund's Prospectus and Statement of Additional Information, each dated February 1, 2004 as supplemented through the date hereof.

Investment Objectives

The Lake Forest Fund's investment objective is capital appreciation and current income. The Profit Fund's investment objective is long-term total return, consistent with the preservation of capital and maintenance of liquidity. The objectives are similar, as total return is comprised of both capital appreciation and current income. However, dividend income is only an incidental consideration for the Profit Fund.

The investment objective of each of the Lake Forest Fund and the Profit Fund is non-fundamental and can be changed without shareholder approval.

Principal Investment Strategies

The Lake Forest Fund invests primarily in dividend paying common stock of large, established and growing companies with a market capitalization above $5 billion.

When investing in common stock, the Adviser applies a rigorous fundamental investment analysis of each company under consideration. The Adviser will primarily select U.S. companies believed to have favorable growth characteristics with the potential to compete in the global marketplace. In determining whether a company has favorable growth characteristics, the Adviser looks for the following:


       - Sales and earnings growth
       - Return on equity
       - Financial condition
       - Market share and product leadership


The Adviser intends to stay fully invested in common stock regardless of the movement of stock prices and will not normally engage in active and frequent trading to achieve the Fund's investment objective - subject to the Fund's liquidity and defensive requirements. The Fund considers selling a particular common stock when the investment criteria used by the Adviser is no longer met by the company.

The Adviser seeks to reduce investment risks by diversifying the Fund's investments across a broad range of industries and companies and by investing primarily in larger companies with a history of strong cash flows.

For temporary defensive purposes, the Fund may hold all or a portion of its assets in money market instruments, securities of money market registered investment companies or purchase agreements collateralized by U.S. government obligations. In addition, the Fund may make such investments at any time to maintain liquidity or pending selection of investments in accordance with its policies.

Profit Fund's investment strategy is designed to participate in rising equity markets while limiting, as much as possible, the downside volatility which can accompany equity investing. PIM, Profit Fund's adviser, uses a disciplined, value-oriented process to select stocks generally having the following characteristics: 1) low price/earnings ratios relative to a company's sector or historical performance; 2) strong balance sheet ratios; 3) high return on capital and 4) low price/growth ratios relative to a company's sector. In

PIM's opinion, these stocks typically enjoy low expectations from investors in general and are undervalued. As a result, in PIM's opinion, average "earnings" performance by such companies can result in superior stock performance, and disappointing "earnings" should result in minimal negative stock performance.

After purchasing a stock, PIM continues to monitor its progress in relation to the overall market and its peers. In evaluating whether to sell a stock, PIM considers, among other factors, whether:

     o    the stock is overvalued relative to other investments
     o    the stock has met PIM's earnings expectations
     o political, economic, or other events could affect the company's performance
     o    PIM identifies a more attractive opportunity

PIM will not necessarily sell a security based on its relationship to these or other factors.

Normally, the Profit Fund will invest at least 65% of its total assets in common stocks. The Profit Fund expects to invest a portion of its assets in stocks currently paying dividends, although it may buy stocks that are not paying dividends but offer prospects for growth of capital or future income. Although the Profit Fund invests primarily in common stock, the Profit Fund may also invest in securities convertible into common stock (such as convertible bonds, convertible preferred stocks and warrants). The Profit Fund may invest in convertible preferred stocks and bonds which are rated at the time of purchase in the four highest rating categories assigned by Moody's Investors Service, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Ratings Group (AAA, AA, A, BBB) or unrated securities determined by PIM to be of comparable quality.

Additional Risks of the Profit Fund

Preferred stock and bonds rated Baa or BBB have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to pay principal and interest or to pay the preferred stock obligations than is the case with higher grade securities. When interest rates rise, the value of such securities can be expected to decline.

TAXATION

Tax Consequences of the Reorganization

It is anticipated that the Reorganization will be a tax-free reorganization within the meaning of Section 368(a) of the Code. This means that no gain or loss will be recognized by the Lake Forest Fund shareholders upon the exchange of their shares of the Lake Forest Fund for shares of the Profit Fund in liquidation of the Lake Forest Fund. The Lake Forest Fund and the Profit Trust, on behalf of the Profit Fund, will receive an opinion from Sullivan & Worcester LLP substantially to the effect that, for federal income tax purposes:

(1) The transfer of all of the Lake Forest Fund assets solely in exchange for shares of the Profit Fund and the assumption by the Profit Fund of the identified liabilities of the Lake Forest Fund followed by the distribution of shares of the Profit Fund pro rata to the Lake Forest Fund shareholders in liquidation of the Lake Forest Fund will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and the Profit Fund and the Lake Forest Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code;

(2) No gain or loss will be recognized by the Profit Fund upon the receipt of the assets of the Lake Forest Fund solely in exchange for the shares of the Profit Fund and the assumption by the Profit Fund of the identified liabilities of the Lake Forest Fund;

(3) No gain or loss will be recognized by the Lake Forest Fund upon the transfer of the Lake Forest Fund assets to the Profit Fund in exchange for shares of the Profit Fund and the assumption by the Profit Fund of the identified liabilities of the Lake Forest Fund or upon the distribution (whether actual or constructive) of shares of the Profit Fund to Lake Forest Fund shareholders in exchange for their shares of the Lake Forest Fund;

(4) No gain or loss will be recognized by the Lake Forest Fund shareholders upon the exchange of their shares of the Lake Forest Fund for shares of the Profit Fund in liquidation of the Lake Forest Fund;

(5) The aggregate tax basis of the Profit Fund shares received by each Lake Forest Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Lake Forest Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Profit Fund shares received by each Lake Forest Fund shareholder will include the period during which the Lake Forest Fund shares exchanged therefore were held by such shareholder (provided the Lake Forest Fund shares were held as capital assets on the date of the Reorganization); and

(6) The tax basis of the Lake Forest Fund assets acquired by the Profit Fund will be the same as the tax basis of such assets to the Lake Forest Fund immediately prior to the Reorganization, and the holding period of the assets of the Lake Forest Fund in the hands of the Profit Fund will include the period during which those assets were held by the Lake Forest Fund.

Opinions of counsel are not binding upon the Internal Revenue Service or the courts. If the Reorganization is consummated but does not qualify as a tax-free reorganization under the Code, a shareholder of the Lake Forest Fund would recognize a taxable gain or loss equal to the difference between his or her tax basis in his or her Lake Forest Fund shares and the fair market value of the Profit Fund shares he or she received. Shareholders of the Lake Forest Fund should consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances. Since the foregoing discussion relates only to the federal income tax consequences of the Reorganization, the Lake Forest Fund shareholders should also consult their tax advisors as to the state and local tax consequences, if any, of the Reorganization.

As of September 30, 2003, the Profit Fund had $233,112 of capital loss carryforwards. As of February 29, 2004, the Lake Forest Fund had $2,546,694 of capital loss carryforwards. The Profit Fund's ability to carry forward the pre-Reorganization losses of the Lake Forest Fund and use them to offset future gains will likely be limited. In addition, as a result of the Reorganization, the benefit of the available pre-Reorganization losses of the Lake Forest Fund will be spread among a larger group of shareholders than would have been the case absent the Reorganization. Therefore, with the reduction in the relative amount of the pre-Reorganization losses available to current shareholders of the Lake Forest Fund following the Reorganization, together with the possibility that the Profit Fund will be limited in its ability to carry forward its own pre-Reorganization losses, the shareholders of both funds could, under certain circumstances, pay more taxes, or pay taxes sooner, than they would if the Reorganization did not occur.

                                PERFORMANCE

A discussion of the factors that materially affected the performance of the Profit Fund during its most recently completed fiscal year, together with the underlying performance information in the most recent annual report dated
September 30, 2003, follow at Exhibit B to this Combined Proxy Statement/Prospectus.

The following charts and tables illustrate the variability of the Profit Fund's returns. The charts and the tables provide an indication of the risks of investing in the Profit Fund by showing the changes in the Profit Fund's performance from year-to-year for each full calendar year over the lifetime of the fund, and by showing the changes in the Profit Fund's performance from year-to-year for each full calendar year over the lifetime of the Fund, and by showing how the Profit Fund's average annual returns compare to those of a broad measure of market performance. How the fund has performed in the past (before and after taxes) is not necessarily an indication of how the fund will perform in the future. The impact of taxes and sales loads is not reflected in the bar chart; if reflected, returns would be less than those shown. In addition, the absence of expense waivers would cause the returns to be less than those shown.

Performance of Profit Fund

The inception date for the Profit Fund is November 15, 1996.

Annual Total Returns (%) each calendar year:


[GRAPHIC OMITTED]

          1997    1998    1999    2000    2001     2002    2003
          ----    ----    ----    ----    ----     ----    ----
         23.58%  32.55%  27.62%  -4.22% -10.56%  -24.69%  34.92%


The calendar year-to-date return as of September 30, 2004 was 3.83%.

During the periods shown in the bar chart, the highest return for a quarter was 30.98% for the 4th quarter of 1998 and the lowest return for a quarter was -20.64% for the 3rd quarter of 2001.


                                    AVERAGE ANNUAL TOTAL RETURNS

                                              Profit Fund
                                      Average Annual Total Returns
                               For the periods ended December 31, 2003

                                                                                Since Inception
                                             1 Year           5 Years           (Nov. 15, 1996)
                                            ---------        ---------          ---------------
PROFIT FUND
Return Before Taxes                          29.56%            1.30%                8.50%
Return After Taxes on Distributions          29.56%            0.97%                8.18%
Return After Taxes on Distributions
 and Sale of Fund Shares                     19.22%            1.04%                7.36%
S&P 500 Index(1) (reflects no
deductions for fees, expenses or taxes)      28.68%           -0.57%                7.56%

(1) The S&P 500 Index is an unmanaged index of common stock prices of 500 widely held U.S. stocks.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

CAPITALIZATION

The following table sets forth as of March 31, 2004 (i) the capitalization of the Lake Forest Fund, (ii) the capitalization of the Profit Fund, and (iii) the pro forma combined capitalization of the funds assuming that the Plan is approved and the Reorganization is consummated. The pro forma data reflects an exchange ratio of approximately 1.2654 shares of Profit Fund issued for each share of Lake Forest Fund.

                                                                             Pro Forma
                                  Lake Forest                                Combined
                                    Fund(1)           Profit Fund(1)       Profit Fund(2)
                                    -------           --------------       --------------
Net Assets                        $6,025,639            $6,851,405          $12,877,044
Net Asset Value Per Share             $22.17                $17.52               $17.52
Shares Outstanding                   271,808               391,011              734,957

(1) Capitalization prior to the Reorganization.

(2) Assumes the Reorganization had been consummated on March 31, 2004 and is for informational purposes only. No assurance can be given as to how many shares of the Profit Fund will be received by the shareholders of the Lake Forest Fund on the date the Reorganization takes place, and the foregoing should not be relied upon to reflect the number of shares of the Profit Fund that actually will be received on or after such date.

                               VOTING INFORMATION

This Proxy Statement/Prospectus is being furnished by the Board in connection with the solicitation of proxies for the special meeting of shareholders. Solicitation of proxies will be primarily by mail. Officers and service contractors of the Lake Forest Fund may also solicit proxies by telephone, facsimile, Internet, or in person. The costs of solicitation will be borne by PIM.

Each share of the Lake Forest Fund is entitled to one vote. To approve the Reorganization of the Lake Forest Fund, a majority of the shares of the Lake Forest Fund outstanding and entitled to vote must be voted in favor of the Plan. Shareholders holding a majority of the outstanding shares of the Lake Forest Fund as of the Record Date present by proxy will constitute a quorum for the transaction of business at the Special Meeting.

For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not counted as votes cast at the Special Meeting. Therefore, shares represented by abstentions and "broker non-votes" will have the effect of a "NO" vote at the Special Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners and other persons entitled to vote for which the broker lacks discretionary voting authority.

Please use the Proxy card enclosed with the Proxy Statement/Prospectus (the "Proxy Card") to vote on the Reorganization. You should complete the Proxy Card by:

(1) Indicating whether you vote "FOR", "AGAINST", or "ABSTAIN" from voting on the Reorganization by checking the appropriate box on the Proxy Card;

(2) Signing and dating the Proxy Card; and

(3) Returning it to The Lake Forest Group in the enclosed postage-paid envelope.

Any shareholder given a Proxy has the right to attend the Special Meeting to vote his/her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time prior to its exercise by executing a superseding Proxy or by submitting a written notice to The Lake Forest Funds, 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910 with a "Revocation Letter" that:

(1) Identifies yourself;

(2) States that as A shareholder of the Lake Forest Fund, you revoke your prior decisions as set forth in the previously returned Proxy Card; and

(3) Indicates your approval, disapproval or abstention from voting on the Reorganization.

Your Proxy Card or Revocation Letter must be received on or before October 29, 2004. If you do not return your Proxy Card in time to be voted at the Meeting or you abstain from voting, you will be treated as having voted "AGAINST" the

Reorganization. Please note that simply attending the Special Meeting without voting will not revoke a prior Proxy.

If a ballot is not marked to indicate voting instructions but is signed, dated and returned, it will be treated as an instruction to vote the shares "FOR" the proposal.

It is not anticipated that any matters other than the approval of the Plan will be brought before the meeting. Should other business be brought before the meeting, it is intended that the accompanying proxies will be voted in accordance with the judgment of the persons named as proxies. If sufficient votes in favor of approving the Plan are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a reasonable period of time to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote "FOR" adjournment those proxies required to be voted "FOR" the approval of the proposal. The persons named as proxies will vote "AGAINST" adjournment those proxies required to be voted "AGAINST" the proposal.

Only Shareholders of the Lake Forest Fund on September 30, 2004 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of September 30, 2004, there were 242,944.573 shares of the Lake Forest Fund outstanding.

As of the Record Date, the officers and Trustees of the Lake Forest Fund as a group owned 4.3% of the Lake Forest Fund's shares. As of the Record Date, and to the best of the Lake Forest Fund's knowledge and belief, the following persons owned beneficially or of record 5% or more of the fund:


Name and Address                             Percentage of Ownership

                                           As of              Following the
                                      the Record Date        Reorganization
Charles S. Peters
1786 Golf Ridge Drive South
Bloomfield Hills, Michigan 48302           16.5%                  7.3%


As of the Record Date, there were 390,925.931 shares of the Profit Fund outstanding. As of the Record Date, the officers and Trustees of the Profit Fund as a group owned 2.1% of the outstanding shares of the Profit Fund. As of the Record Date, and to the best of the Profit Fund's knowledge and belief, the following persons owned beneficially or of record 5% or more of the Profit Fund:


Name and Address                             Percentage of Ownership

                                           As of              Following the
                                      the Record Date        Reorganization
National Financial Services LLC
200 Liberty Street                         16.5%                  9.2%
1 World Financial Services LLC
New York, New York  10281

Charles Schwab & Co., Inc.
101 Montgomery Street                       8.4%                  4.7%
San Francisco, California 94104

Barbara L. Bowles
10 S. Lasalle Street, Suite 3610            6.0%                  3.3%
Chicago, Illinois  60603



                             ADDITIONAL INFORMATION

Shareholder Proposals

The Lake Forest Fund is not required to hold annual shareholder meetings. Any shareholder proposals to be included in the proxy statement for the Lake Forest Fund's next shareholder meeting must be received by the Lake Forest Fund within a reasonable period of time prior to that meeting. Shareholders who wish to submit shareholder proposals should send the proposals to the Lake Forest Fund at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910.

Experts

The annual financial statements and financial highlights of the Profit Fund for the fiscal year ended September 30, 2003 have been audited by PricewaterhouseCoopers LLP independent registered public accounting firm, to the extent indicated in their reports thereon, and have been incorporated by reference into the Statement of Additional Information to this Combined Proxy Statement/Prospectus, in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing. The unaudited semi-annual financial statements and financial highlights of the Profit Fund for the period ended March 31, 2004 have also been incorporated by reference into the Statement of Additional Information to this Combined Proxy Statement/Prospectus.

The annual financial statements and financial highlights of the Lake Forest Fund for the fiscal year ended February 29, 2004 have been audited by Briggs, Bunting & Dougherty, LLP independent auditors, to the extent indicated in their reports thereon, and have been incorporated by reference into the Statement of Additional Information to this Combined Proxy Statement/Prospectus, in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

Information Filed with the Securities and Exchange Commission

This Combined Proxy Statement/Prospectus and the related Statement of Additional Information does not contain all of the information set forth in the registration statements and exhibits of the Lake Forest Fund and the Profit Fund filed with the SEC under the Securities Act of 1933, as amended and the 1940 Act. The Prospectuses and Statements of Additional Information for the Lake Forest Fund and the Profit Fund are incorporated by reference into this Combined Proxy Statement/Prospectus.

The Lake Forest Trust, on behalf of the Lake Forest Fund, and the Profit Trust, on behalf of the Profit Fund, file proxy materials, reports and other information with the SEC in accordance with the informational requirements of the Securities Act of 1934, as amended, and the 1940 Act. These materials can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549, and at the SEC's regional and district offices located 73 Tremont Street, Suite 600, Boston, MA 02108-3912, 601 Walnut Street, Suite 1120E, Philadelphia, PA 19106, 3475 Lenox Road, N.E., Suite 1000, Atlanta, GA 30326 and 55 East Monroe Street, Suite 4400, Chicago, Illinois 60603.

Copies of such materials can also be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington, D.C. 20549 at prescribed rates.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Lake Forest Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                                 Valid Signature
------------                                                 ---------------
Corporate Accounts

(1)  ABC Corp.......................................................ABC Corp.
(2)  ABC Corp ............................................John Doe, Treasurer
(3)  ABC Corp. c/o John Doe ..............................John Doe, Treasurer
(4)  ABC Corp. Profit Sharing .............................John Doe, Director

Partnership Accounts

(1)  The XYZ Partnership...............................Jane B. Smith, Partner
(2)  Smith and Jones, Limited Partnership......Jane B. Smith, General Partner

Trust Accounts

(1)  ABC Trust Account..................................Jane B. Doe, Director
(2)  Jane B. Doe, Director u/t/d 12/28/78.........................Jane B. Doe

Custodial or Estate Accounts

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr.
     UGM/TMA....................................................John B. Smith
(2)  Estate of John B. Smith..........................John B. Smith, Executor

                                    EXHIBIT A

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 24th day of August 2004, by and between Profit Funds Investment Trust, a Massachusetts business trust, with its principal place of business at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910 (the "Profit Trust"), with respect to its Profit Fund series (the "Acquiring Fund"), and The Lake Forest Funds, a Ohio business trust, with its principal place of business at 8720 Georgia Avenue, Suite 808, Silver Spring, Maryland 20910 (the "Lake Forest Trust"), with respect to its series the Lake Forest Core Equity Fund (the "Selling Fund").

     This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of (i) the transfer of all of the assets of the Selling Fund in exchange for shares of beneficial interest of the Acquiring Fund (the "Acquiring Fund Shares"); (ii) the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund; and (iii) the distribution, after the Closing Date hereinafter referred to, of the Acquiring Fund Shares pro rata to the shareholders of the Selling Fund in liquidation of the Selling Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

     WHEREAS, the Selling Fund and the Acquiring Fund are each a separate investment series of an open-end, registered investment company of the management type and the Selling Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

     WHEREAS, both Funds are authorized to issue their shares of beneficial interest;

     WHEREAS, the Trustees of the Profit Trust have determined that the exchange of all of the assets of the Selling Fund for Acquiring Fund Shares and the assumption of the identified liabilities of the Selling Fund by the Acquiring Fund on the terms and conditions hereinafter set forth are in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein;

     WHEREAS, the Trustees of the Lake Forest Trust have determined that the Selling Fund should exchange all of its assets and the identified liabilities for Acquiring Fund Shares on the terms and conditions herein set forth, that such exchange is in the best interests of the Selling Fund and that the interests of the Selling Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I

             TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR
            THE ACQUIRING FUND SHARES AND ASSUMPTION OF SELLING FUND
                 LIABILITIES AND LIQUIDATION OF THE SELLING FUND

     1.1 THE EXCHANGE. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of the Selling Fund's assets as set forth in paragraph 1.2 to the Acquiring Fund. The Acquiring Fund agrees in exchange therefore (i) to deliver to the Selling Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, computed in the manner and as of the time and date set forth in paragraphs 2.2 and 2.3; and (ii) to assume the identified liabilities of the Selling Fund, as set forth in paragraph 1.3. Such transactions shall take place on the Closing Date provided for in paragraph 3.1.

     1.2 ASSETS TO BE ACQUIRED. The assets of the Selling Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, that is owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date.

     The Selling Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of Selling Fund's assets as of the date thereof. The Selling Fund hereby represents that as of the date of the execution of this Agreement there have been no changes in its financial position as reflected in said financial statements other than those occurring in the ordinary course of its business in connection with the purchase and sale of securities and the payment of its normal operating expenses. The Selling Fund reserves the right to sell any of such securities, but will not, without the prior written approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest.

     The Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the Selling Fund with a list of the securities, if any, on the Selling Fund's list referred to in the second sentence of this paragraph that do not conform to the Acquiring Fund's investment objectives, policies, and restrictions. The Selling Fund will, within a reasonable period of time (not less than 30 days) prior to the Closing Date, furnish the Acquiring Fund with a list of its portfolio securities and other investments. In the event that the Selling Fund holds any investments that the Acquiring Fund may not hold, the Selling Fund, if requested by the Acquiring Fund, will dispose of such securities prior to the Closing Date. In addition, if it is determined that the Selling Fund and the Acquiring Fund portfolios, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Selling Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, nothing herein will require the Selling Fund to dispose of any investments or securities if, in the reasonable judgment of the Selling Fund, such disposition would adversely affect the tax-free nature of the Reorganization or would violate the Selling Fund's fiduciary duty to its shareholders.

     1.3 LIABILITIES TO BE ASSUMED. The Selling Fund will endeavor to discharge prior to the Closing Date all of its known liabilities and obligations that are due and payable as of the Closing Date. The Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Selling Fund prepared on behalf of the Selling Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall assume only those liabilities of the Selling Fund reflected in such Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Selling Fund.

     In addition, upon completion of the Reorganization, for purposes of calculating the maximum amount of sales charges (including asset based sales charges) permitted to be imposed by the Acquiring Fund under the National Association of Securities Dealers, Inc. Conduct Rule 2830 ("Aggregate NASD Cap"), the Acquiring Fund will add to its Aggregate NASD Cap immediately prior to the Reorganization the Aggregate NASD Cap of the Selling Fund immediately prior to the Reorganization, in each case calculated in accordance with such Rule 2830.

     1.4 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), (a) the Selling Fund will liquidate and distribute pro rata to the Selling Fund's shareholders of record, determined as of the close of business on the Valuation Date (the "Selling Fund Shareholders"), the Acquiring Fund Shares received by the Selling Fund pursuant to paragraph 1.1; and (b) the Lake Forest Trust will thereupon proceed to dissolve as set forth in paragraph 1.8 below. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Selling Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

     1.5 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Prospectus/Proxy Statement (as defined in paragraph 4.1(o)) which has been distributed to shareholders of the Selling Fund.

     1.6 TRANSFER TAXES. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

     1.7 REPORTING RESPONSIBILITY. Any reporting responsibility of the Selling Fund is and shall remain the responsibility of the Selling Fund up to and including the Closing Date and such later date on which the Selling Fund is terminated.

     1.8 TERMINATION. Following the Closing Date and the making of all distributions by the Selling Fund pursuant to paragraph 1.4, the Lake Forest Trust shall promptly take any and all actions necessary to terminate its existence, including, but not limited to, deregistering as an investment company under the Investment Company Act of 1940 and filing articles of dissolution in Ohio.



                                   ARTICLE II

                                    VALUATION

     2.1 VALUATION OF ASSETS. The value of the Selling Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Profit Trust's Declaration of Trust and the Acquiring Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

     2.2 VALUATION OF SHARES. The net asset value per share of the Acquiring Fund Shares shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Profit Trust's Declaration of Trust and the Acquiring Fund's then current prospectus and statement of additional information.

     2.3 SHARES TO BE ISSUED. The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund's assets shall be determined by multiplying the shares outstanding of the Selling Fund by the ratio computed by dividing the net asset value per share of the Selling Fund by the net asset value per share of the Acquiring Fund determined in accordance with paragraph 2.2.

     2.4 DETERMINATION OF VALUE. All computations of value shall be made by Ultimus Fund Solutions, LLC in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund.

                                   ARTICLE III

                            CLOSING AND CLOSING DATE

     3.1 CLOSING DATE. The closing of the Reorganization (the "Closing") shall take place on or about November 1, 2004 or such other date as the parties may agree to in writing (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously immediately prior to the opening of business on the Closing Date unless otherwise provided. The Closing shall be held as of 9:00 a.m. Eastern Time at the offices of the Profit Trust, or at such other time and/or place as the parties may agree.

     3.2 EFFECT OF SUSPENSION IN TRADING. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Selling Fund shall be closed to trading or trading thereon shall be restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     3.3 TRANSFER AGENT'S CERTIFICATE. Unified Fund Services, LLC, as transfer agent for the Selling Fund, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Selling Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. Ultimus Fund Solutions, LLC, as transfer agent for the Acquiring Fund, shall deliver at the Closing a certificate as to the opening on the Acquiring Fund's share transfer books of accounts in the names of the Selling Fund Shareholders. The Acquiring Fund shall issue and deliver or cause Ultimus Fund Solutions, LLC to issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Lake Forest Trust or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS OF THE SELLING FUND. The Selling Fund represents and warrants to the Acquiring Fund as follows:

     (a) The Selling Fund is a separate investment series of a business trust duly organized, validly existing, and in good standing under the laws of the State of Ohio.

     (b) The Selling Fund is a separate investment series of a Ohio business trust that is registered as an investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect.

     (c) The current prospectus and statement of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of the Lake Forest Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.

     (e) The Selling Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date, except for liabilities, if any, to be discharged or reflected in the Statement of Assets and Liabilities as provided in paragraph 1.3 hereof.

     (f) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     (g) The audited financial statements of the Selling Fund at February 29, 2004 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of such date, and there are no known contingent liabilities of the Selling Fund as of such date not disclosed therein.

     (h) Since February 29, 2004 there has not been any material adverse change in the Selling Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Selling Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

     (i) At the Closing Date, all federal and other tax returns and reports of the Selling Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof. To the best of the Selling Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

     (j) For each fiscal year of its operation, the Selling Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has distributed in each such year substantially all net investment income and realized capital gains.

     (k) All issued and outstanding shares of the Selling Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.3. The Selling Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of the

Selling Fund shares, nor any security convertible into any of the Selling Fund shares.

     (l) At the Closing Date, the Selling Fund will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund and accepted by the Acquiring Fund.

     (m) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund and, subject to approval by the Selling Fund's shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

     (n) The information furnished by the Selling Fund to the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

     (o) The prospectus, which includes the proxy statement of the Selling Fund (the "Prospectus/Proxy Statement"), all of which will be included in a Registration Statement on Form N-14 of the Acquiring Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act in connection with the meeting of the shareholders of the Selling Fund to approve this Agreement and the transactions contemplated hereby, insofar as it relates to the Lake Forest Trust or the Selling Fund, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Acquiring Fund represents and warrants to the Selling Fund as follows:

     (a) The Acquiring Fund is a separate investment series of a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     (b) The Acquiring Fund is a separate investment series of a Massachusetts business trust that is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

     (c) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Profit Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

     (e) Except as otherwise disclosed in writing to the Selling Fund and accepted by the Selling Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

     (f) The audited financial statements of the Acquiring Fund at September 30, 2003 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Selling Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of such date not disclosed therein.

     (g) Since September 30, 2003 there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Selling Fund. For the purposes of this subparagraph (g), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.

     (i) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof. To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

     (j) For each fiscal year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has distributed in each such year all net investment income and realized capital gains.

     (k) All issued and outstanding Acquiring Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund

Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

     (l) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

     (m) The Acquiring Fund Shares to be issued and delivered to the Selling Fund, for the account of the Selling Fund Shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.

     (n) The information furnished by the Acquiring Fund to the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

     (o) The Acquiring Fund has provided the Selling Fund with information reasonably necessary for the preparation of the Prospectus/Proxy Statement. The Prospectus/Proxy Statement, insofar as its relates to the Profit Trust or the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     (p) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

                                    ARTICLE V

              COVENANTS OF THE ACQUIRING FUND AND THE SELLING FUND

     5.1 OPERATION IN ORDINARY COURSE. The Acquiring Fund and the Selling Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

     5.2 INVESTMENT REPRESENTATION. The Selling Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

     5.3 APPROVAL BY SHAREHOLDERS. The Lake Forest Trust will call a meeting of the shareholders of the Selling Fund to act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

     5.4 ADDITIONAL INFORMATION. The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund shares.

     5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Selling Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

     5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Selling Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be reviewed by Briggs, Bunting & Dougherty, LLP and certified by the Lake Forest Trust's President and Treasurer.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

     The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

     6.1 All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Acquiring Fund shall have delivered to the Selling Fund a certificate executed in its name by a duly authorized officer of the Profit Trust, in form and substance reasonably satisfactory to the Selling Fund and dated as of the Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

     6.2 The Selling Fund shall have received on the Closing Date an opinion from Sullivan & Worcester LLP, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory to the Selling Fund, covering the following points:

     (a) The Acquiring Fund is a separate investment series of a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power to own all of its properties and assets and, to the knowledge of Sullivan and Worcester LLP, to carry on its business as presently conducted.

     (b) The Acquiring Fund is a separate investment series of a Massachusetts business trust registered as an investment company under the 1940 Act, and, to such counsel's knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

     (c) This Agreement has been duly authorized, executed, and delivered by the Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Selling Fund, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and to general equity principles.

     (d) Assuming that a consideration therefore not less than the net asset value thereof has been paid, the Acquiring Fund Shares to be issued and delivered to the Selling Fund on behalf of the Selling Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights in respect thereof.

     (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws.

     (f) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Profit Trust's Declaration of Trust or By-Laws or a material violation of any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which the Acquiring Fund is a party or by which it or any of its properties may be bound or to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which the Acquiring Fund is a party or by which it is bound.

     (g) Only insofar as they relate to the Acquiring Fund, the descriptions in the Prospectus/Proxy Statement of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present the information required to be shown.

     (h) Such counsel does not know of any legal or governmental proceedings, only insofar as they relate to the Acquiring Fund, existing on or before the effective date of the Registration Statement or the Closing Date required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

     (i) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund or any of its properties or assets and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business, other than as previously disclosed in the Registration Statement.

     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Acquiring Fund at which the contents of the Prospectus/Proxy Statement and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus/Proxy Statement (except to the extent indicated in paragraph (g) of their above opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of the Profit Trust's officers and other representatives of the Acquiring Fund), no facts have come to their attention that lead them to believe that the Prospectus/Proxy Statement as of its date, as of the date of the meeting of the shareholders of the Selling Fund, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Acquiring Fund or necessary, in the light of the circumstances under which they were made, to make the statements therein regarding the Acquiring Fund not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or any financial or statistical data, or as to the information relating to the Selling Fund, contained in the Prospectus/Proxy Statement or the Registration Statement, and that such opinion is solely for the benefit of the Lake Forest Trust and the Selling Fund.

     Such opinion shall contain such assumptions and limitations as shall be in the opinion of Sullivan & Worcester LLP appropriate to render the opinions expressed therein.

     In this paragraph 6.2, references to the Prospectus/Proxy Statement include and relate to only the text of such Prospectus/Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

     The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Selling Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     7.1 All representations, covenants, and warranties of the Selling Fund contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Selling Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by a duly authorized officer of the Lake Forest Trust, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

     7.2 The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund's assets and liabilities, together with a list of the Selling Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Lake Forest Trust.

     7.3 The Acquiring Fund shall have received on the Closing Date an opinion of Seyfarth Shaw LLP, counsel to the Selling Fund, in a form reasonably satisfactory to the Acquiring Fund covering the following points:

     (a) The Selling Fund is a separate investment series of a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power to own all of its properties and assets and, to the knowledge of Seyfarth Shaw LLP, to carry on its business as presently conducted.

     (b) The Selling Fund is a separate investment series of a Ohio business trust registered as an investment company under the 1940 Act, and, to such counsel's knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

     (c) This Agreement has been duly authorized, executed and delivered by the Selling Fund and, assuming due authorization, execution, and delivery of this Agreement by the Acquiring Fund, is a valid and binding obligation of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     (d) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Ohio is required for consummation by the Selling Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws.

     (e) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Lake Forest Trust's Declaration of Trust or By-laws, or a material violation of any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which the Selling Fund is a party or by which it or any of its properties may be bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which the Selling Fund is a party or by which it is bound.

     (f) Only insofar as they relate to the Selling Fund, the descriptions in the Prospectus/Proxy Statement of statutes, legal and government proceedings and material contracts, if any, are accurate and fairly present the information required to be shown.

     (g) Such counsel does not know of any legal or governmental proceedings, only insofar as they relate to the Selling Fund, existing on or before the effective date of the Registration Statement or the Closing Date required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

     (h) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Selling Fund or any of its properties or assets and the Selling Fund is neither a party to nor subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business other than as previously disclosed in the Prospectus/Proxy Statement.

     (i) Assuming that a consideration therefore of not less than the net asset value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Selling Fund's registration statement, or any amendment thereto, in effect at the time of such issuance, all issued and outstanding shares of the Selling Fund are legally issued and fully paid and non-assessable.

     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Selling Fund at which the contents of the Prospectus/Proxy Statement and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus/Proxy Statement (except to the extent indicated in paragraph (f) of their above opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of the Lake Forest Trust's officers and other representatives of the Selling Fund), no facts have come to their attention that lead them to believe that the Prospectus/Proxy Statement as of its date, as of the date of the meeting of the shareholders of the Selling Fund, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Selling Fund or necessary, in the light of the circumstances under which they were made, to make the statements therein regarding the Selling Fund not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or any financial or statistical data, or as to information relating to the Acquiring Fund, contained in the Prospectus/Proxy Statement or Registration Statement, and that such opinion is solely for the benefit of the Profit Trust and the Acquiring Fund.

     Such opinion shall contain such other assumptions and limitations as shall be in the opinion of Seyfarth Shaw LLP appropriate to render the opinions expressed therein.

     In this paragraph 7.3, references to the Prospectus/Proxy Statement include and relate to only the text of such Prospectus/Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.

                                  ARTICLE VIII

          FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
                            FUND AND THE SELLING FUND

     If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Selling Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

     8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with the provisions of the Lake Forest Trust's Declaration of Trust and By-Laws and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 8.1.

     8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary "no-action" positions of and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that either party hereto may for itself waive any of such conditions.

     8.4 No stop orders suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     8.5 The Selling Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Selling Fund Shareholders all of the Selling Fund's net investment company taxable or tax exempt income for all taxable periods ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and all of the net capital gains realized in all taxable periods ending on or prior to the Closing Date (after reduction for any capital loss carryforward).

     8.6 The parties shall have received a favorable opinion of Sullivan & Worcester LLP addressed to the Acquiring Fund and the Selling Fund substantially to the effect that for federal income tax purposes:

     (a) The transfer of all of the Selling Fund assets solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund followed by the distribution of the Acquiring Fund Shares pro rata to the Selling Fund Shareholders in liquidation of the Selling Fund will constitute a "reorganization" within the meaning of
Section 368(a)(1)(C) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund.

     (c) No gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to Selling Fund Shareholders in exchange for their shares of the Selling Fund.

     (d) No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares for the Acquiring Fund Shares in liquidation of the Selling Fund.

     (e) The aggregate tax basis of the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefore were held by such shareholder (provided the Selling Fund shares were held as capital assets on the date of the Reorganization).

     (f) The tax basis of the Selling Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Reorganization, and the holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

     Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 8.6.

                                   ARTICLE IX

                                    EXPENSES

     9.1 Except as otherwise provided for herein, expenses of the transactions contemplated by this Agreement incurred by the Selling Fund and the Acquiring Fund, whether incurred before or after the date of this will be borne by Profit Investment Management. Such expenses include, without limitation, (a) expenses associated with the preparation of the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (b) postage; (c) printing; (d) legal fees incurred by the Lake Forest Trust or the Selling Fund in connection with this Agreement and the transactions contemplated thereby; and (e) solicitation costs of the transaction; (f) legal fees incurred by the Profit Trust or the Acquiring Fund in connection with this Agreement and the transactions contemplated thereby; (g) expenses associated with the filing of the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (h) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Selling Fund Shareholders are resident as of the date of the mailing of the Prospectus/Proxy Statement to such shareholders; and (i) any accounting or tax fees incurred by Profit Investment Management for the preparation of the tax opinion required by Section 8.6 of this Agreement.

                                    ARTICLE X

                    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     10.1 The Acquiring Fund and the Selling Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

     10.2 The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

                                   ARTICLE XI

                                   TERMINATION

     11.1 This Agreement may be terminated by the mutual agreement of the Acquiring Fund and the Selling Fund. In addition, either the Acquiring Fund or the Selling Fund may at its option terminate this Agreement at or prior to the Closing Date because:

     (a) of a breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date, if not cured within 30 days; or

     (b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

     11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund, the Selling Fund, the Profit Trust, the Lake Forest Trust, or the respective Trustees or officers, to the other party, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.1.

                                   ARTICLE XII

                                   AMENDMENTS

     12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Selling Fund and the Acquiring Fund; provided, however, that following the meeting of shareholders of the Selling Fund pursuant to paragraph 5.3 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such Shareholders without their further approval.


                                  ARTICLE XIII

               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                             LIMITATION OF LIABILITY

     13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of laws provisions thereof; provided, however, that the due authorization, execution and delivery of this Agreement, in the case of the Acquiring Fund, shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

     13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     13.5 With respect to both the Lake Forest Trust and the Profit Trust, the names used herein refer respectively to the trust created and, as the case may be, the Trustees, as trustees but not individually or personally, acting from time to time under organizational documents filed in Massachusetts, in the case of the Profit Trust, and Ohio, in the case of the Lake Forest Trust, which are hereby referred to and are also on file at the principal offices of the Lake Forest Trust or, as the case may be, the Profit Trust. The obligations of the Lake Forest Trust or of the Profit Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Lake Forest Trust or the Profit Trust, as the case may be, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Lake Forest Trust or, as the case may be, the Lake Forest Trust personally, but bind only the trust property, and all persons dealing with the Selling Fund or the Acquiring Fund must look solely to the trust property belonging to the Selling Fund or, as the case may be, the Acquiring Fund for the enforcement of any claims against the Selling Fund or, as the case may be, the Acquiring Fund.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                                        THE LAKE FOREST FUNDS ON BEHALF OF
                                        THE LAKE FOREST CORE EQUITY FUND


                                        By:  ___________________________

                                        Name: _________________________

                                                Authorized Officer



                                        PROFIT FUNDS INVESTMENT TRUST ON
                                        BEHALF OF PROFIT FUND


                                        By:  ____________________________

                                        Name:    __________________________

                                                   Authorized Officer

                                                                   EXHIBIT B

                   Management's Discussion of Fund Performance




November 19, 2003

Letter to Shareholders

Dear Profit Value Fund Shareholder:


     Over the past year the market has rebounded from a period of the worst stock market performance since the 1970's. The economic recession, which we believe ended late last year, caused investors to continue to discount stock prices into early 2003. The 2nd quarter started with renewed optimism, as the markets first responded to the Iraq war's brevity, and then to the renewed hope that stocks were inexpensive compared to other asset classes. In spite of high unemployment, the economy has started to move upwards as GDP growth and other economic indicators such as manufacturing and inventory levels are displaying that the US economy is starting to grow again. The economic information is being reflected in higher corporate earnings as a majority of companies have announced upward earnings improvements compared to last year.

     For the fiscal year ended September 30th, 2003, the Profit Value Fund closed at a net asset value of $15.41 per share. The Fund's total return is 30.04% over the trailing twelve months as compared to the S&P 500 Index of 24.40% which reflects the strong optimism of the investors in the market. The Fund's positive return and out-performance was based on strong stock selection over the market cycle.

     This positive move by the Fund over the past year was established last year when we were optimistic about quality companies that were selling for far less than their true value. A strong correlation that can explain our out-performance can be attributed to the recovery that is underway by the economy. As we mentioned last year, we believed that the contraction in spending would cease and that growth would pick up as companies, after a challenging last year with a combination of a recession and corporate scandals, would be focused on growth of their businesses. Our focus last year was on the technology companies because we believed that the technology sector was an important sector in the US economy. We highlighted one stock in particular, which was Symantec. Our belief with this stock was that IT departments would be selective in the protecting of their existing infrastructures. This company, we believe, was in a position to benefit from this continued effort by companies to improve their technology. Combined with this effort, Symantec was able to institute a price increase which further demonstrates their value added in the market. Since our purchase last year, we have had a 62% increase in the value of the stock and year to date the return is over 52%.

     Also, we have been able to purchase quite a number of companies that based on our valuation were inexpensive towards the end of 2002. Some of the purchases we have added to the portfolio include: Cytyc Corporation, Polaris Industries, Comcast and Corning. Our selection of these companies was based on our strong fundamental research that these companies, despite the slow recovery, continued to have a distinctive business plan that would benefit early in the recovery. As the recovery has moved faster than expected, we are in the process of trimming some of our positions in technology and healthcare because we believe the prices have reached our valuation measures.

     In summary the factors that we believe that have driven the strong outperformance during fiscal year 2003 have been:

     1.   Rotation from bonds to stocks as yields on bonds continue to rise.

     2.   The market is recognizing earnings recovery for most companies.

     3. Despite hints of rising interest rates, rates continue to be at a 40 year low.

     4. Although the Iraq war was quick and our occupation has been mired in a guerilla conflict, the markets are relieved that the move into Iraq was over and oil prices have stabilized

     5. GDP growth continues to be strong over the past 2 quarters, which is encouraging news for investors that the economic rebound might be sustainable.

     6. Mutual fund scandals have replaced the corporate scandals but they had limited impact on the markets since investors continue to invest in the market.

     7.   Technology stocks are again the top-performing sector.

     The current market levels have risen above our calculated fundamental valuation. Prices for stocks may be currently trading at a slight premium. As mentioned earlier, we began trimming some names in the Fund to protect the gains we have made and also searching for new names to add. Sectors that we are looking at are the consumer discretionary and telecommunications. We believe that as companies continue to lower their cost structures in these sectors, they are poised for growth as the economy continues to grow. We also believe that a consolidation in the industry is possible which could lead to higher margins for these companies. Some of the names we hold, such as Comcast and Verizon, are market leaders in their industries and are examples of stocks that we believe could be a benefit to the Fund.

     As the economy continues to strengthen, we believe that interest rates will rise which could affect stocks such as homebuilders and financials. We believe that despite the recovery, growth in the homebuilders could be slowed if the Federal Reserve raises interest rates to cool the economy.

     As long-term investors, we believe that the market has returned to the roots of its foundation: trading based on fundamental analysis and not on hype. Companies that will perform well over the next year or two will be companies that have positive earnings through organic growth and not through acquisitions or hype of potential profits in the distant future. We also believe that the recent corporate governance regulations have provided investors the comfort they need to feel secure in investing in the public markets and that the information provided is credible. We believe the companies in the Profit Value Fund are companies that have not only shown leadership in their business strategy but have recognized the importance of putting the investor first in the information provided.

     Looking ahead at the recent concerns with mutual fund scandals, we believe once again that the recent revelations and pursuit by governing authorities to be a great thing for our industry. Our business is about trust and we believe that once these issues are behind us, investors will take comfort with investing in mutual funds. With the recent revelations about many mutual funds having violated the law on after hour trading of their funds, we at Profit Funds have never engaged in these types of transactions. We believe that as long-term investors such transactions should be prohibited from occurring with our Fund. Investors in our Fund should be investing for the long term and avoiding timing the market. We believe that a consistent approach to investing, regardless of the market environment is the most beneficial method of investing.

     Finally, the Profit Value Fund has reached agreement with the Kenwood Growth and Income Fund to merge the assets of that fund into the Profit Value Fund. We are excited by this transaction as it gives more investors the opportunity to experience the benefits of the Profit Investment Management style of investing. We anticipate closing this transaction before the end of 2003.

     We would like to take the opportunity to express our sincere appreciation to our valued and growing family of shareholders, for entrusting your assets to our care and your continued belief in the Profit Value investment style. We look forward to serving your investment needs for many years to come.


Sincerely,

/s/ Eugene A. Profit

Eugene A. Profit
President


                                           PROFIT VALUE FUND

           COMPARISON OF THE CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE PROFIT VALUE FUND
                                 VERSUS THE STANDARD & POOR'S 500 INDEX


                 PROFIT VALUE FUND                                         S&P 500 INDEX
                 -----------------                                         -------------
      11/15/96                         9,600                   11/15/96                      10,000
      12/31/96          2.40%          9,830                   12/31/96       0.68%          10,068
      03/31/97          1.86%         10,013                   03/31/97       2.68%          10,338
      06/30/97         11.70%         11,184                   06/30/97      17.46%          12,142
      09/30/97         10.56%         12,365                   09/30/97       7.49%          13,052
      12/31/97         -1.75%         12,149                   12/31/97       2.87%          13,427
      03/31/98          8.87%         13,226                   03/31/98      13.95%          15,300
      06/30/98          1.10%         13,372                   06/30/98       3.30%          15,805
      09/30/98         -8.06%         12,294                   09/30/98      -9.95%          14,233
      12/31/98         30.98%         16,102                   12/31/98      21.30%          17,264
      03/31/99         13.16%         18,222                   03/31/99       4.98%          18,124
      06/30/99         -0.05%         18,213                   06/30/99       7.05%          19,401
      09/30/99         -3.79%         17,522                   09/30/99      -6.24%          18,190
      12/31/99         17.28%         20,549                   12/31/99      14.88%          20,896
      03/31/00          9.00%         22,399                   03/31/00       2.29%          21,376
      06/30/00         -2.69%         21,796                   06/30/00      -2.66%          20,808
      09/30/00          1.41%         22,103                   09/30/00      -0.97%          20,606
      12/31/00        -10.95%         19,683                   12/31/00      -7.82%          18,994
      03/31/01         -9.32%         17,847                   03/31/01     -11.86%          16,742
      06/30/01          7.09%         19,113                   06/30/01       5.85%          17,722
      09/30/01        -20.64%         15,168                   09/30/01     -14.68%          15,121
      12/31/01         16.06%         17,605                   12/31/01      10.69%          16,736
     3/31/2002         -1.32%         17,373                  3/31/2002       0.27%          16,782
     6/30/2002        -13.72%         14,989                  6/30/2002     -13.40%          14,534
     9/30/2002        -16.61%         12,499                  9/30/2002     -17.28%          12,023
    12/31/2002          6.08%         13,259                 12/31/2002       8.44%          13,038
     3/31/2003         -1.27%         13,090                  3/31/2003      -3.15%          12,627
     6/30/2003         17.24%         15,347                  6/30/2003      15.39%          14,571
     9/30/2003          5.91%         16,255                  9/30/2003       2.65%          14,956
    12/31/2003         10.06%         17,890                 12/31/2003      12.17%          16,777
    03/31/2004          3.30%         18,480                 03/31/2004       1.69%          17,061


------------------------------------------
           PROFIT VALUE FUND
    AVERAGE ANNUAL TOTAL RETURNS(a)
  (FOR PERIODS ENDED MARCH 31, 2004)

 1 YEAR   5 YEARS   SINCE INCEPTION(b)
 ------   -------   ------------------
  35.50%   -0.53%          8.68%
------------------------------------------


Past performance is not predictive of future performance.


(a) The returns shown do not reflect the deduction of taxes a shareholder would pay on Fund distributions or the redemption of Fund shares.

(b)  Initial public offering of shares commenced on November 15, 1996.